Exhibit 24.1

POWER OF ATTORNEY

This Power of Attorney is made as a Deed on 15 March 2012 by Rio Tinto Finance (USA) plc (the “Company”) whose registered office is at 2 Eastbourne Terrace, London W2 6LG, United Kingdom:

1	Appointment

The Company appoints each of the following (acting individually): Jonathan Slade, Elise Do, Cheree Finan and Alexander Chmel (each an “Attorney”) to be its attorney, in the Company’s name and on its behalf to:

1.1	agree the form and content of, approve, complete, sign, execute and deliver (as a deed or otherwise) each document described in the Schedule (each a “Document”) in form and substance as the Attorney thinks fit;

1.2	complete any blanks in, supplement or amend any Document (whether or not material and whether or not involving changes to the parties); and

1.3	do anything in the opinion of the relevant Attorney necessary, advisable or incidental in connection with any transaction contemplated by any Document or the effective exercise of any power under this Power of Attorney.

2	Ratification

The Company agrees to ratify and confirm everything lawfully done or lawfully caused to be done by the Attorney under this Power of Attorney.

3	Revocability

This Power of Attorney can be revoked only by written notice from the Company to the relevant Attorney. A certificate signed by an Attorney that the Attorney has received no notice of revocation of the powers conferred by this Power of Attorney is conclusive evidence of that fact.

4	Delegation

This Power of Attorney applies to a sub attorney. An Attorney may execute any Document on behalf of the Company even if it contains a power of attorney or other delegation.

5	Conflict of Interest

An Attorney may execute a Document or do anything (and that Document or thing will be valid) even if the Attorney is in any way:

5.1	interested in the Document or thing; or

5.2	connected with a person who is in any way interested in the Document or thing.

6	Indemnity

The Company shall indemnify each Attorney against any loss, cost, charge, liability or expense the Attorney may sustain or incur as a direct or indirect consequence of the exercise of any power under this Power of Attorney.

7	Personal Liability and No Warranty

The exercise by an Attorney of any power under this Power of Attorney does not involve the assumption by that Attorney, or by that Attorney’s partners or employers (excluding the Company), of any personal liability nor an express or implied warranty by any of them as to the validity of this Power of Attorney or the Attorney’s authority to exercise the power.

8	Registration

The Company shall register this Power of Attorney in any jurisdiction where registration is necessary or advisable for validity. Any Attorney may register this Power of Attorney and the Company shall reimburse the Attorney for any costs of registration.

9	Governing Law

This Power of Attorney and any non-contractual obligations arising out of or in connection with it are governed by and construed in accordance with the laws of England and Wales.

Schedule

Documents

1.	Post-Effective Amendment No. 1 to the SEC Registration Statement on Form F-3 (File No. 333-175037) (the “Registration Statement”) to add a class of securities of Rio Tinto Finance (USA) plc and related guarantees of Rio Tinto plc and Rio Tinto Limited (the “Guarantors”);

2.	The form of Notes to be issued by the Company pursuant to the Registration Statement filed with the Securities and Exchange Commission (the “Notes”);

3.	Indenture dated 2 July 2001, as amended and restated on or about 16 March 2012 (the “Amended and Restated Indenture”) among Rio Tinto Finance (USA) plc, Rio Tinto Finance (USA) Limited, the Guarantors and the Trustee;

4.	Underwriting Agreement among the Company, Rio Tinto plc, Rio Tinto Limited, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc. and each other underwriter appointed in respect of the Notes which are to be guaranteed by the Guarantors;

5.	Officer’s Certificate to be executed by the Company setting out the terms of the Notes; and

6.	Any other document which the relevant Attorney thinks necessary, advisable or incidental in connection with any other Document, the Notes or any transaction contemplated by any other Document.

In witness whereof this Power of Attorney has been delivered on the date first stated above:

SIGNED AND DELIVERED as a DEED by Rio Tinto Finance (USA) plc acting by Ben Mathews a Director and Matthew Whyte Secretary and witness	/s/ Ben Mathews
Director Signature
Ben Mathews
Print Name
/s/ Matthew J. Whyte
Witness Signature
9 Selby Road, London WS 1LY
Matthew J. Whyte
Print Name

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